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                                                                    EXHIBIT 23.6

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
P.H. Tang & Co.                Main Office                         Corporate Reconstruction & Insolvency Office
Certified Public Accountants   3rd Floor, Rammon House,            8th Floor,  Gold & Silver Commercial Building,
                               101 Sai Yaung Choi Street South,    12-18 Mercer Street,
                               Mongkok, Kowloon,                   Central, Hong Kong
                               Tel:2398 1138                       Tel 2815 5823
                               Fax: 2398 1289                      Fax: 2815 5987


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20 December 2000

Deloitte and Touche
New Jersey
United States of America

Dear Sirs,

Re: SKY CAPITAL INTERNATIONAL LIMITED

We consent Silverline Technologies Limited to include our opinion related to Sky Capital International Limited's audited financial statements for the year ended 30 June 2000 for the F4 by for SEC.


Yours faithfully,

/s/ P.H. Tang & Co.

P.H. Tang & Co.
Certified Public Accountants